UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2025
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Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 24, 2025, Iridium Communications Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2025. The text of the press release is included as Exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 7.01. Regulation FD Disclosure.

On July 23, 2025, the Board of Directors of Iridium Communications Inc. (the “Company”) declared a cash dividend on the Company’s common stock of $0.15 per share, which is an increase from $0.14 per share in the prior quarter. The Company has increased the dividend paid per share each year since initiating its dividend in 2023. The dividend is payable on September 30, 2025, to stockholders of record as of September 15, 2025.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
*    Submitted electronically with this Report in accordance with the provisions of Regulation S-T

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IRIDIUM COMMUNICATIONS INC.

Date: July 24, 2025                     By:    /s/ Vincent J. O’Neill
                                 Name:     Vincent J. O’Neill
                                 Title:     Chief Financial Officer